UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act  of
1934

Date of Report: January 15, 1999

                    NPC INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

     Kansas               1-13007             48-0817298
(State of incorporation) (Commission         (IRS Employer
                     Identification No.) Identification Number)

720 West 20th Street     Pittsburg, Kansas        66762
(Address of principal                           (Zip Code)
executive offices)

Registrant's telephone number, including area code (316) 231-3390


Item 5.  OTHER EVENTS

     The press release filed with this report as Exhibit 99-A is incorporated herein by reference.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)            Exhibits

          The exhibits set forth on the Index to Exhibits on page 3 are incorporated herein by reference.

                           Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NPC INTERNATIONAL, INC.


Date: January 15, 1999             By
                                      Troy D. Cook
                                      Vice President Finance
                                      Chief Financial Officer
                                      Principal Financial Officer


                       INDEX TO EXHIBITS

                                                       PAGE NO.
 EXHIBIT                                               IN THIS
 NO.       DESCRIPTION                                 FILING

 99-A      Press Release of Registrant dated              4
           January 13, 1999

 99-B      Distribution Agreement between
           AmeriServe Food Distribution, Inc. and
           NPC International, Inc. and Subsidiaries       5


EXHIBIT 99-A                               Contact:  Troy D. Cook
                                         Vice President Finance &
                                          Chief Financial Officer
                                          NPC International, Inc.
                                         (913) 327-5555, ext. 109
FOR IMMEDIATE RELEASE

         NPC INTERNATIONAL, INC. ENTERS INTO DISTRIBUTION
                     AGREEMENT WITH AMERISERVE

     PITTSBURG, Kansas (January 13, 1999 - NPC International, Inc. (Nasdaq:NPCI) today announced that it has entered into a six-year exclusive food and supplies distribution agreement with AmeriServe Food Distribution, Inc. The initial term of the agreement will expire on December 31, 2000 and provides for two automatic renewal options for two years each at market rates. The terms of the contract will provide incentives for using more efficient distribution practices and will result in a reduction in the distribution costs incurred by NPC.


     AmeriServe acquired PepsiCo Food Systems (PFS) in July, 1997 and has been providing distribution services to the Company through its PFS relationship since the acquisition.

     Raymond Marshall, AmeriServe executive vice president, chain management and vice chairman, stated, "We are proud to have secured a contract with the largest Pizza Hut franchisee in the World. The execution of this contract with NPC is a vote of confidence on behalf of AmeriServe and we look forward to working in partnership with NPC as they continue their growth in the Pizza Hut system."

     Gene Bicknell, NPC chairman and CEO stated, "We are pleased to continue our long-standing relationship with AmeriServe and look forward to a mutually beneficial relationship."

      Jim Schwartz, NPC president and COO said, "AmeriServe has proven itself as a quality service provider to NPC since its acquisition of PFS over 18 months ago. AmeriServe's scale affords NPC a unique opportunity to work with one provider to meet all of the Company's distribution needs as we continue to grow our Pizza Hut operated territories through acquisition."

     AmeriServe, headquartered in Dallas, Texas, serves close to 37,000 quick-service and casual dining restaurants in the United States, Canada and Mexico, including Applebee's, Arby's, Burger King, Chick-fil-A, Chili's, Dairy Queen, KFC, Lone Star Steakhouse, Long John Silver's, Olive Garden, Pizza Hut, Red Lobster, Sonic, Taco Bell, TCBY and TGI Friday's. AmeriServe is a subsidiary of Holberg Industries, Inc., a diversified service company located in Greenwich, Connecticut.

     NPC International, Inc. is the world's largest Pizza Hut franchisee and currently operates 643 Pizza Hut restaurants and delivery units in 24 states.

     For more information contact Troy D. Cook, vice president finance and chief financial officer, NPC International, Inc., 14400 College Boulevard, Suite 201, Lenexa, Kansas 66215.
                      **********************
                               99-02



                           EXHIBIT 99-B

                      DISTRIBUTION AGREEMENT

     This Distribution Agreement (the "Agreement") is dated as of November 1, 1998 (the "Effective Date") between AmeriServe Food Distribution, Inc. a Delaware corporation, ("Distributor"), and NPC International, Inc., a Kansas corporation ("Franchisee"), and NPC Management, Inc., a Deleware corporation (collectively "Franchisee").


                             RECITALS

     A. Distributor is in the business of purchasing food and other products for resale and distribution to restaurants in Distributor's distribution area, which is described in Annex A attached to this Agreement ("Distribution Area").

     B. Franchisee operates the PIZZA HUT retail outlets in the Distribution Area listed on Annex B attached to this Agreement, which list may be modified from time to time during the term of this Agreement ("PIZZA HUT Retail Outlets"). Except as provided below the PIZZA HUT Retail Outlets are all of the Pizza Hut restaurants owned or operated, directly or indirectly, by Franchisee or its affiliates as of the date of this Agreement. Franchisee agrees to amend Annex B to add any new PIZZA HUT Retail Outlets that are acquired or built by Franchisee or its affiliates during the term of this Agreement. Additionally, Franchisee agrees that no later than January 1, 2000, it will add to the list of new PIZZA HUT Retail Outlets covered by this Agreement the 57 PIZZA HUT restaurants that are currently serviced by one of Distributor's competitors.

     C. Distributor desires to be designated, and Franchisee desires to designate Distributor, as Franchisee's exclusive Distributor of food and packaging products ("Food and Packaging PIZZA HUT Products"), except produce, soft drinks, smallwares and promotional items, for use in Franchisee's PIZZA HUT Retail Outlets located in the Distribution Area, and as an authorized Distributor of smallware products ("Smallware PIZZA HUT Products"), produce, soft drinks and promotional items in accordance with the terms and conditions set forth in this Agreement. The term "PIZZA HUT Products" as used in this Agreement shall refer to Food and Packaging PIZZA HUT Products and to Smallware PIZZA HUT Products.

     D. Distributor has committed to make available to Franchisee the economies resulting from purchases by Distributor in the best price and discount brackets available to purchasers of truckloads and other large quantities.

     E.   The IPHFHA Sourcing and Distribution Committee (the
"Committee") has been organized with the assistance of the International Pizza Hut Franchise Holders Association ("IPHFHA"), to monitor the Distributor's services under this Agreement.

     F.   The Foodservice Purchasing Cooperative, Inc. (the
"Cooperative") has been approved to source PIZZA HUT Products to Distributor.


     NOW, THEREFORE, the Distributor and the Franchisee agree as follows:

     1. Purchase and Sale of Products. During the term of this Agreement, the Franchisee shall purchase from the Distributor, and Distributor shall sell and deliver to the Franchisee, (i) substantially all of the Food and Packaging PIZZA HUT Products except produce, smallwares, soft drinks and promotional items used by Franchisee in its PIZZA HUT Retail Outlets (including Outlets built or acquired after the date of this Agreement) located in the Distribution Area, in accordance with the terms and conditions set forth herein, and (ii) all such Smallware PIZZA HUT Products, produce, smallwares, soft drinks and promotional items as agreed to by the Franchisee and the Distributor. Franchisee will require any purchaser of any of the PIZZA HUT Retail Outlets to assume the obligations of this Agreement. Incidental purchases may be made by Franchisee in emergency situations. The Franchisee shall purchase PIZZA HUT Products from Distributor from time to time pursuant to specific orders placed by the Franchisee or its PIZZA HUT Retail Outlets. Distributor will be given the opportunity to bid on Franchisee's equipment purchases.

     2.   Prices and Terms.

     (a)  Distributor Markup.  The prices paid for the PIZZA HUT
Products are listed on Annex "C" attached hereto.

     (b) "Landed Cost". As used in this Agreement, the term "Landed Cost" for PIZZA HUT Products shall mean Distributor's F.O.B. seller's dock cost for PIZZA HUT Products, plus freight from the F.O.B. point to Distributor's distribution warehouse; provided however, (1) if Distributor elects to provide its own transportation from seller's dock to Distributor's distribution warehouse, Landed Cost shall include freight costs as published by the Cooperative not to exceed the published freight tariffs that would be applicable if common carriers were used for shipping the PIZZA HUT Products from the seller's dock to Distributor's distribution warehouse, and (2) all weight and quantity discounts, promotional allowances, print allowances, rebates and special discounts with the exception of cash discounts for early payments will be deducted in computing the Landed Cost.

     (c) Inventory Policies. For purposes of determining Landed Cost, Distributor shall price its inventory of PIZZA HUT Products on a last in, first out (LIFO) basis where all product will be sold at current market value, whether that value is higher or lower than actual inventory value. Current market value, for monthly priced items, is defined as the purchase order cost if there is an outstanding purchase order with a delivery date into the Distributor prior to the 10th day of the month for the month which pricing is being determined. The Distributor shall provide current price lists for monthly priced items at least three (3) business days prior to the beginning of the applicable monthly period. Current market value for weekly priced items is the Distributor's current Landed Cost at the time pricing is determined (not to exceed three (3) days prior to the beginning of the weekly period). Distributor shall maintain inventory levels of Food and Packaging PIZZA HUT Products sufficient to insure the fulfillment of 99 (see calculation in Annex E) percent of the aggregate orders for Food and Packaging PIZZA HUT Products placed during any 30-day period by Franchisee and its PIZZA HUT Retail Outlets; provided, however, that Distributor shall assure the fulfillment of all orders for essential PIZZA HUT Products as are listed on Annex D, attached hereto. Distributor shall further use its best efforts to maintain for Franchisee and its PIZZA HUT Retail Outlets sufficient inventories of PIZZA HUT Products to satisfy reasonably expected requirements for PIZZA HUT Products. Distributor shall adhere to such inventory control procedures and base stock levels as Franchisee (or its designated representative) shall reasonably recommend from time to time. Distributor shall order product in quantities to achieve maximum freight efficiency. If order quantity for maximum freight efficiency represents more than three weeks of sales on the entire mix to all PIZZA HUT franchisees serviced by Distributor, a smaller order quantity is acceptable.

     (d) Substitutes. If a Franchisee or one of its PIZZA HUT Retail Outlets orders a PIZZA HUT Product item which Distributor does not have in-stock, and another item is substituted for the out-of-stock item, then the price charged for the substitute item shall equal the lower of the substitute item's price or the out-of-stock item's price. Substitutes will not be made without the approval of the Franchisee or the ordering PIZZA HUT Retail Outlet and will in all events satisfy the requirements of Section 5 of this Agreement.

     (e) Payment Terms. The term for payment of invoices for PIZZA HUT Products purchased by Franchisee and its PIZZA HUT
Retail Outlets under this Agreement shall be net 28 days. The following payment discounts will be rebated on a quarterly basis if the PIZZA HUT Retail Outlet is within credit terms: 2 days -
 .8%; 9 days - .6%; 16 days - .4%; 23 days - .2%. There will be no discount given to C.O.D. customers because of credit reasons. An interest charge shall be added to any past due balance, such rate to be the lesser of 1.5% per month or the maximum lawful rate. Distributor may, in accordance with a reasonable and uniformly applied credit policy, deal on a C.O.D. basis with any Franchisee or its PIZZA HUT Retail Outlet; provided, however, that regardless of any delinquency in the account of any Franchisee or its PIZZA HUT Retail Outlet, Distributor shall not for any reason refuse to sell new PIZZA HUT Products on a C.O.D. basis to Franchisee or its PIZZA HUT Retail Outlet which wishes to purchase PIZZA HUT
Products from Distributor as long as the Franchisee or its PIZZA HUT Retail Outlet is making the agreed to payments on any outstanding balance.

     (f) Pickups. PIZZA HUT Product items shipped incorrectly, which were not ordered or which were shipped out-of-code date may be refused within 24 hours of time of delivery. Distributor shall pick up any such refused PIZZA HUT Product items on the next scheduled delivery, except that PIZZA HUT Product produce items, due to perishability, will not be picked up and will be presumed acceptable once the delivery ticket has been signed. For "key drop" deliveries, if a PIZZA HUT Retail Outlet has a concern with the quality, packaging, etc. of a PIZZA HUT Product item, they may notify the Distributor by noon the day the product was delivered to be eligible for credit.

     (g) Service Level Requirements. Distributor agrees to maintain the service level requirements set forth in Annex E with respect to the Food and Packaging PIZZA HUT Products.

     (h) Distributor Representations. Distributor represents and warrants to Franchisee that the PIZZA HUT Products delivered to Franchisee or its PIZZA HUT Retail Outlets under this Agreement shall be delivered free and clear of liens, claims of ownership, or other claims by third parties.

     (i) Distributor and Franchisee agree to eliminate any profit guaranty to Distributor contained in Section 8.3 of the Pizza Hut
Franchise Agreement.

     3.   Orders and Deliveries.

     (a) Orders. Orders by Franchisee and its PIZZA HUT Retail Outlets may be placed through Distributor's chain account order desk by telephone or facsimile transmission or electronic order system and in any event, in a manner reasonably acceptable to Distributor.

     (b) Deliveries. Distributor shall deliver PIZZA HUT Products to each Franchisee or its PIZZA HUT Retail Outlet ordering PIZZA HUT Products two times per week (or as mutually agreed to by the Distributor and the ordering PIZZA HUT Retail Outlet). Deliveries in excess of two per week will be made on terms mutually agreed to by the Distributor and the Franchisee or its PIZZA HUT Retail
Outlet. Distributor shall establish and make known a schedule for such deliveries. Distributor may deliver the ordered PIZZA HUT Products to the PIZZA HUT Retail Outlets at any time during which the PIZZA HUT Retail Outlet is open for business; provided, however, Distributor shall make no deliveries during the hours of 11:30 a.m. to 1:30 p.m., Monday through Friday, and 4:00 p.m. to 7:30 p.m. Fridays and Saturdays, or such other black out periods which are agreed upon by Distributor and Franchisee or its PIZZA
HUT Retail Outlets ("Black-Out Periods"). Distributors must complete a delivery prior to the beginning of a Black Out Period in order for the delivery to be an On-Time Delivery for the purposes of Annex E. The delivery of PIZZA HUT Products to
Franchisee and its PIZZA HUT Retail Outlets shall not be made by other than Distributor owned or controlled carriage unless expressly authorized by the purchasing Franchisee or the ordering PIZZA HUT Retail Outlet. Distributor shall use its best efforts promptly to satisfy any emergency needs of Franchisee or its PIZZA
HUT Retail Outlets for PIZZA HUT Products. If the emergency results from a shortage in the Distributor's delivery, there shall be no charge to Franchisee or its PIZZA HUT Retail Outlets for special delivery. Distributor shall not impose any minimum dollar order amount per delivery requirement.

     4. Sale of Promotional Items. Distributor shall make available special products that are used by Franchisee's PIZZA HUT Retail Outlets for a limited duration (limited time only products), as required by PIZZA HUT marketing promotions. Distributor shall solicit signed commitments from Franchisee for the quantity of each limited time only product for which PIZZA HUT Retail Outlet. Distributor shall make available limited time only products as requested by the signed commitments and maintain inventory as indicated by the commitment volume. If at the end of any marketing promotion, Distributor has limited time only products remaining in inventory, upon request of Distributor, Franchisee will use its reasonable efforts to assist Distributor in the sale of that inventory. Such assistance may, but not necessarily, include requesting the assistance of the Committee or the Cooperative in finding an outlet for sale of the inventory, or any other appropriate means. Franchisee is ultimately responsible for payment for the committed inventory within 90 days of the end of the promotion.

     5. Specifications of PIZZA HUT Corp. PIZZA HUT Corp. has established standards and specifications for the PIZZA HUT Products to be supplied by Distributor to Franchisee and its PIZZA HUT Retail Outlets under this Agreement, which standards and specifications may be modified from time to time during the term of this Agreement. Distributor shall not sell or deliver any PIZZA HUT Products under this Agreement unless the PIZZA HUT Products meet applicable PIZZA HUT standards and specifications and the PIZZA HUT Products have been supplied by a PIZZA HUT-approved supplier. Distributor has been approved by PIZZA HUT to sell PIZZA HUT Products to Franchisee. Distributor shall maintain its approved status and shall abide and remain bound by during the term of this Agreement all reasonable terms of the Approved Distributor Agreement entered into between the Distributor and PIZZA HUT.

     6. Purchases through Cooperative. Distributor has entered into and shall comply with the terms of a Distributor Participation Agreement between the Distributor and the Cooperative. Franchisee hereby directs Distributor to purchase all PIZZA HUT Products to be sold to Franchisee and its PIZZA HUT Retail Outlets, and the Distributor agrees to purchase all such products, from the Cooperative or such other purchasing manager or cooperative designated by Franchisee; provided, however, that Distributor may purchase PIZZA HUT Products from other sources if the particular PIZZA HUT Product ordered by Franchisee or its PIZZA HUT Retail Outlet is not available from the Cooperative or if the Cooperative's price on a particular PIZZA HUT Product is unreasonably high.

     7.   Reports, Inspections and Coordination.

     (a) Reports. Distributor shall provide monthly reports to Franchisee or its designated representative setting forth an accurate list of Distributor's Landed Cost for all PIZZA HUT Products together with the related markup and price extensions, along with a detailed report on the volume of PIZZA HUT Products sold by Distributor and Distributor's per PIZZA HUT Retail Outlet average volume of PIZZA HUT Products. The reports will be in sufficient detail to allow the Franchisee or its representative to monitor with reasonable ease and accuracy Distributor's compliance with the price terms of this Agreement. Distributor shall further supply Franchisee or its designated representative with a monthly report of order fill rate for the entire Distribution Area. Distributor shall report on-time delivery performance by distribution center and entire Distribution Area to the Franchisee or its designated representative on a monthly basis. Distributor will provide Franchisee or its designated representative a monthly consolidated usage file summarizing total sales (quantity and dollars) by distributor item for all PIZZA HUT Retail Outlets served by Distributor under a distribution Agreement with any Pizza Hut franchisee. Distributor shall also provide the Franchisee or its designee a monthly report which lists all products purchased from suppliers other than the Cooperative and Distributor's reasons for the use of an alternate supplier.

     (b) Coordination. Distributor and Franchisee or its designated representative shall meet not less than semi-annually to discuss the course of dealing between Distributor and Franchisee and its PIZZA HUT Retail Outlets under this Agreement.

     (c) Inspections and Record Retention. Distributor shall afford the Franchisee or its designated representative reasonable access during normal business hours upon reasonable prior notice to all premises utilized in Distributor's activity hereunder. The Franchisee or its designated representative shall have the right to take reasonable samples of PIZZA HUT Products, and shall reimburse Distributor for such samples in an amount equal to Distributor's cost. Distributor shall keep accurate records covering all transactions within the scope of this Agreement and the Franchisee or its designated representative shall have the right during normal business hours to examine any records or other documents and materials in Distributor's possession or under its control regarding the subject matter and terms of this Agreement. Distributor agrees to make available perpetual inventory records of PIZZA HUT Product items at each cost level, providing evidence of Distributor's Landed Cost for inventory sold to Franchisee and its PIZZA HUT Retail Outlets and dates and price changes predicated on inventory depletions. If an audit conducted by the Franchisee or its designated representative presents evidence indicating that Distributor overcharged Franchisee or its PIZZA
HUT Retail Outlets as a result of Distributor's failure reasonably to exercise the LIFO method of inventory control or otherwise, then Distributor shall promptly reimburse the Franchisee and its PIZZA HUT Retail Outlets for such overcharges.

     (d) Audit Procedures. Distributor shall permit and facilitate audits of Distributor's performance under this Agreement as may be arranged by Franchisee or its representative, including without limitation an audit by the Cooperative, of the PIZZA HUT Products purchased through the Cooperative from the Distributor. Audits will be conducted a maximum of four times annually, unless Distributor's previous audits are deemed to unsatisfactory by the Franchisee or its designated representative.

     (e) Inventory Recommendations. Franchisee or its designated representative shall be entitled to recommend to Distributor inventory control procedures and base stock levels.

     (f) Proof of Insurance. Distributor shall provide Franchisee or its designated representative with proof of insurance as required by Section 9 of this Agreement.

     (g) Designation of Committee as Representative. The Franchisee hereby designates the Committee as its designated representative to receive reports and act on its behalf with respect to all matters set forth in this Section 7 until such time as Franchisee shall give written notice to Distributor of its designation of another representative or of its intent to act on its own behalf with respect to any or all of the matters set forth in this
Section 7, or the Committee provides written notice to Distributor of its withdrawal as representative hereunder. Franchisee hereby authorizes the Distributor to rely on all acts and requests of the Committee on its behalf, including requests by the Committee to modify the reporting requirements of this Section 7.
Notwithstanding this designation, Franchisee shall be entitled to participate in any meetings or other matters contemplated by this
Section 7 and shall coordinate any such participation with the Committee.

     8.   Term and Termination.

     (a) Term. The term of this Agreement shall commence on November 1, 1998 and shall continue until December 31, 2000, unless terminated pursuant to the terms of this Agreement. Distributor shall have "renewal options" after the first two (2) years for an additional two (2) years ending December 31, 2002, and after the second two (2) year period for an additional two (2) years ending on December 31, 2004. "Renewal option" shall mean that Distributor shall have the right to renew this Agreement if it matches within .25% the pricing terms (mark-up, prompt pay discount, etc.) offered to Franchisee by a competing distributor which is ready, willing and able to service all of Franchisee's
Pizza Hut Retail Outlets; provided, however, the 8.9% mark-up shall not be increased during the "renewal options." Franchisee will give Distributor sixty (60) days prior written notice if this Agreement is not being renewed. Pizza Hut Retail Outlets purchased from Tricon or one of its subsidiaries will continue to purchase from Distributor until December 31, 2004. Thereafter, this Agreement may be renewed for successive one-year terms upon the written agreement of the parties.

     (b) Termination. If any of the following occur during the term or a subsequent term of this Agreement, Franchisee may terminate this Agreement immediately upon giving written notice of the termination to Distributor; (1) Distributor shall fail to cure any breach of this Agreement within 30 days after receipt by
Distributor of written notice of the breach from the Franchisee;
(2) for three or more months in any twelve month period,
Distributor fails to meet one of the service requirements set forth on Annex E (must relate to the same service level
requirement); (3) any of Distributor's property, or any part thereof, shall be attached or Distributor shall suffer the filing of any like process against it which is not discharged within 30 days and which is substantial in relation to Distributor's assets;
(4) Distributor shall have filed, or had filed against it, a petition of bankruptcy or a similar petition under any bankruptcy law or under any other law for the relief of debtors; (5) Distributor's suspension of the performance of any of material obligation under this Agreement pursuant to Section 9 hereof for a period in excess of thirty (30) days, or (6) Distributor is no longer an approved distributor of PIZZA HUT Products. Upon termination of this Agreement for any reason, Distributor shall fulfill and deliver any order for PIZZA HUT Products placed by Franchisee or its PIZZA HUT Retail Outlet prior to the effectiveness of a termination of this Agreement, unless otherwise mutually agreed, and shall use its reasonable efforts to facilitate the transition of the services provided under this Agreement to Franchisee and its PIZZA HUT Retail Outlets to a successor distributor of the services. Upon termination of this Agreement by Franchisee, upon request of Distributor, Franchisee will use its reasonable efforts to assist Distributor in the sale of inventory reasonably held by Distributor for Franchisee or its PIZZA HUT Retail Outlets. Such assistance may, but not necessarily, include requesting the assistance of the Committee or the Cooperative in finding an outlet for sale of such inventory, or any other appropriate means.

     9. Force Majeure. If Distributor or any Franchisee or Retail Outlet is prevented from performing its obligations hereunder by an occurrence beyond its reasonable control, such as, but not limited to, acts of God, fire, flood, war, insurrection, riot, plant breakdown, accidents, embargo, explosions, product shortages, governmental action, order of decree, or strikes or labor disruption, then Distributor or the Franchisee, as the case may be, shall be excused from performance under this Agreement for so long as such occurrences continue, to the extent that such party's ability to suspend its obligations hereunder is thereby impaired. In such event, the party who intends to suspend its obligations pursuant to this Section shall notify the other party and shall keep the other party fully informed as to the status of and the expected duration of the suspension. Distributor shall keep the Franchisee fully informed of the status of its union contract, if any, and union problems, if any, as they occur, and of the Distributor's anticipated procedures in the event of a strike. In the event Distributor is unable to perform its obligations under this Agreement as a result of a strike, Distributor will cooperate fully with the Franchisee in allowing the Franchisee to arrange for the interception of shipments of PIZZA HUT Products to Distributor and the diversion of those shipments to another warehouse distribution facility designated by the Franchisee.

     10. Indemnity and Franchisee Liability. Distributor shall indemnify Franchisee and its respective PIZZA HUT Retail Outlets, each of their respective successors and assigns, and each of their respective officers, directors, and employees, and shall hold them harmless from and against any and all loss, liability, claims, demands or suits (including, without limitation, reasonable attorneys' fees and expenses) which arise out of: (a) Distributor's negligent acts or omissions in distributing PIZZA HUT Products to Franchisee or its PIZZA HUT Retail Outlets under this Agreement; (b) the breach of any of the representations, warranties or agreements made by Distributor in this Agreement (including, without limitation, damages caused by any violations of law by Distributor); or (c) the warehousing, delivery, storage, handling or transporting of any PIZZA HUT Products while under the care, custody or control of Distributor. Distributor shall maintain liability insurance in an amount not less than $2 million per occurrence during the term of this Agreement. The Franchisee shall have no liability whatsoever to Distributor with respect to the acts or omissions to act of any other PIZZA HUT franchisees or PIZZA HUT, Inc., including the failure of any other PIZZA HUT franchisee to pay for PIZZA HUT Products purchased from Distributor.

     11. Confidentiality. Distributor acknowledges the Franchisee's need to maintain the confidentiality of certain proprietary information disclosed by the Franchisee or its PIZZA HUT Retail Outlets to Distributor. All information communicated by the Franchisee or its PIZZA HUT Retail Outlets to Distributor which contains pricing information, marketing and restaurant data, new product information or other information specifically relating to the Franchisee's business shall be kept confidential and not used or disclosed by Distributor to any third party; provided, however, that the foregoing restriction shall not apply to the information which Distributor is required to provide to other persons under this Agreement (but only to the extent so provided). Such confidential information shall not include information (i) which becomes generally known to the public through no disclosure by Distributor, (ii) which Distributor can show was known by it prior to disclosure to it by the Franchisee, or (iii) which is required by law to be disclosed. Distributor shall inform its employees of the confidential nature of all information provided by the Franchisee or its PIZZA HUT Retail Outlets which is confidential pursuant to the terms of this Section 11 and Distributor shall be fully responsible for any breach by its employees of the terms of this Section 11.

     12.  Miscellaneous.

     (a) Compliance with Law. During the term of this Agreement, Distributor shall comply with all federal, state and local laws, statutes, regulations, and ordinances affecting or relating to Distributor's activities under this Agreement.

     (b) Assignability. This Agreement and any rights or obligations granted herein shall not be assigned, sublicensed, delegated or otherwise transferred by Distributor, by operation of law or otherwise, without the prior written consent of the Franchisee.
The Franchisee shall be under no obligation to consent to any proposed assignment.

     (c) Entire Agreement. This Agreement constitutes the entire understanding and agreement between Distributor and the Franchisee and supersedes all prior, subsequent and contemporaneous understandings and agreements, whether oral or written, respecting this Agreement's subject matter, including orders, acceptances, and invoices. This Agreement may not be amended, modified or supplemented except in writing signed by both parties to this Agreement.

     (d) Relationship of the Parties. The Distributor and the Franchisee are entering into this Agreement as independent contractor and this Agreement is not intended to create, and shall not create a partnership relationship between the Distributor and the Franchisee or its designated representative. Neither party to this Agreement has any authority to bind the other except pursuant to the terms of this Agreement.

     (e) Notice. All notices and other communications required under this Agreement must be in writing and shall be sufficiently given if delivered in person, by telecopy or be certified or other receipted mail as follows:

          If to Distributor:       AmeriServe Food Distribution, Inc.
                                   15305 Dallas Parkway, Suite 1600
                                   P.O. Box 9016
                                   Addison, Texas  75001-9016
                                   Attn: General Counsel


          If to Franchisee:        NPC International, Inc.
                                   14400 College Blvd.
                                   Lenexa, KS  66215
                                   Attn:

     Either party may by notice to the other change the addressee and address for notices.

     (f) Non-Waiver. No failure to exercise, delay in exercising, or course of dealing, by or between the Distributor or the Franchisee of any right, power, or privilege granted hereunder, shall operate as a waiver of such right, power, or privilege for future occurrences. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     (g) Benefit. This Agreement shall bind and benefit the Franchisee and the Distributor, and their respective successors and assigns.

     (h) Counterparts. This Agreement may be executed in counterparts. Each of such counterparts shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Franchisee's incorporation or other organization.

     IN WITNESS WHEREOF, the parties have signed this Agreement dated as of November 1, 1998.


                         NPC International, Inc. and Subsidiaries
                         (FRANCHISEE)


                         By
                         Name:
                         Title:


                         AmeriServe Food Distribution, Inc.
                         (DISTRIBUTOR)


                         By
                         Name:
                         Title:



                             ANNEX "A"

                         DISTRIBUTION AREA

                           UNITED STATES




                             ANNEX "B"

                     PIZZA HUT RETAIL OUTLETS

   5080   HOT SPRINGS        AR   10594 STUTTGART            AR
   5127   SHREVEPORT         LA   10595 WARREN               AR
   5364   MONTGOMERY         AL   10610 JACKSON              MS
   5400   HATTIESBURG        MS   10612 TUSCALOOSA           AL
   5404   JACKSON            MS   10613 TUPELO               MS
   5410   MEMPHIS            TN   10616 VICKSBURG            MS
   5423   BIRMINGHAM         AL   10622 MEMPHIS              TN
   5494   BOSSIER CITY       LA   10623 SPRINGFIELD          MO
   5497   PASCAGOULA         MS   10647 KENNETT              MO
   5548   WHITEHAVEN         TN   10648 MURRAY               KY
   5701   NATCHEZ            MS   10650 PADUCAH              KY
   5705   BILOXI             MS   10651 MAYFIELD             KY
   5707   MONROE             LA   10652 GENEVA               AL
   5708   GREENVILLE         MS   10653 BLAKELY              GA
   5751   LITTLE ROCK        AR   10654 UNION CITY           TN
   5777   JACKSON            MS   10656 MALDEN               MO
   5806   HATTIESBURG        MS   10658 ASH FLAT             AR
   5815   MEMPHIS            TN   10659 CORNING              AR
   5838   STARKVILLE         MS   10660 JONESBORO            AR
   5839   OXFORD             MS   10662 WALNUT RIDGE         AR
   5882   COLUMBUS           MS   10664 ATOKA                OK
   5933   GREENWOOD          MS   10665 MADILL               OK
   6105   GULFPORT           MS   10666 MARIETTA             OK
   6110   BIRMINGHAM         AL   10668 QUANAH               TX
   6181   GADSDEN            AL   10669 BOWIE                TX
   6207   JACKSON            MS   10687 CROSSETT             AR
   6265   LAUREL             MS   10693 WILLARD              MO
   6305   TUSCALOOSA         AL   10694 MARTIN               TN
   6333   BIRMINGHAM         AL   10699 WARRIOR              AL
   6379   SAINT ROBERT       MO   10727 BESSEMER             AL
   6393   NORTH LITTLE ROCK  AR   10731 PADUCAH              KY
   6406   BARTLETT           TN   10798 WIGGINS              MS
   6429   VICKSBURG          MS   10925 EVERGREEN            AL
   6448   OCEAN SPRINGS      MS   10932 CAMDEN               AL
   6461   PEARL              MS   10935 MILLBROOK            AL
   6506   MINDEN             LA   11032 MOSS POINT           MS
   6521   BESSEMER           AL   11033 CRYSTAL SPRINGS      MS
   6523   CLEVELAND          MS   11037 LIVINGSTON           AL
   6537   BASTROP            LA   11038 HORN LAKE            MS
   6573   PRATTVILLE         AL   11039 OLIVE BRANCH         MS
   6590   SHREVEPORT         LA   11040 JACKSON              MS
   6596   NEOSHO             MO   11050 JACKSONVILLE         AR
   6619   MERIDIAN           MS   11053 LONG BEACH           MS
   6659   GULFPORT           MS   11055 CONWAY               AR
   6681   GAUTIER            MS   11062 POCAHONTAS           AR
   6699   RUSTON             LA   11063 POPLARVILLE          MS
   6707   MILLINGTON         TN   11064 HENDERSON            TN
   6708   JACKSONVILLE       AL   11067 MOUNTAIN GROVE       MO
   6772   CLARKSDALE         MS   11073 HERNANDO             MS
   6773   CORINTH            MS   11074 PURVIS               MS
   6774   GRENADA            MS   11170 BAY SPRINGS          MS
   6781   CHANUTE            KS   11171 MENDENHALL           MS
   6784   WEST MEMPHIS       AR   11174 MONTICELLO           MS
   6808   STARKVILLE         MS   11177 MAGNOLIA             AR
   6836   VIVIAN             LA   11187 TOPEKA               KS
   6837   NORTHPORT          AL   11188 TOPEKA               KS
   6886   BROOKHAVEN         MS   11189 TOPEKA               KS
   6892   MCCOMB             MS   11190 TOPEKA               KS
   6903   BOLIVAR            MO   11191 TOPEKA               KS
   6910   WEST MONROE        LA   11192 TOPEKA               KS
   6918   VIDALIA            LA   11193 TOPEKA               KS
   6971   BOONEVILLE         MS   11194 EMPORIA              KS
   6981   BIRMINGHAM         AL   11195 TULSA                OK
   7020   NATCHEZ            MS   11196 SAPULPA              OK
   7087   NEW ALBANY         MS   11197 TULSA                OK
   7098   COLUMBUS           MS   11198 SAND SPRINGS         OK
   7103   SPRINGFIELD        MO   11199 TULSA                OK
   7104   JACKSON            MS   11201 OWASSO               OK
   7114   AVA                MO   11202 BROKEN ARROW         OK
   7134   OXFORD             MS   11203 TAHLEQUAH            OK
   7135   BATESVILLE         MS   11205 BIXBY                OK
   7144   COLUMBIA           MS   11206 CHECOTAH             OK
   7171   HOT SPRINGS        AR   11207 SALLISAW             OK
   7219   BAY SAINT LOUIS    MS   11208 STIGLER              OK
   7226   LOUISVILLE         MS   11209 WILBURTON            OK
   7248   PETAL              MS   11210 OKMULGEE             OK
   7255   COLLIERVILLE       TN   11211 MCALESTER            OK
   7256   BOSSIER CITY       LA   11212 BENTONVILLE          AR
   7272   PICAYUNE           MS   11213 FAYETTEVILLE         AR
   7273   SHREVEPORT         LA   11214 FAYETTEVILLE         AR
   7282   INDIANOLA          MS   11215 OZARK                AR
   7293   YAZOO CITY         MS   11216 PEA RIDGE            AR
   7316   BIRMINGHAM         AL   11217 ROGERS               AR
   7324   HAMILTON           AL   11218 ROGERS               AR
   7326   KOSCIUSKO          MS   11219 SILOAM SPRINGS       AR
   7374   CLANTON            AL   11220 SPRINGDALE           AR
   7375   PHILADELPHIA       MS   11221 SPRINGDALE           AR
   7379   SELMER             TN   11222 FAYETTEVILLE         AR
   7407   BIRMINGHAM         AL   11223 PARIS                AR
   7410   PASCAGOULA         MS   11224 SPRINGDALE           AR
   7427   OZARK              MO   11226 LEXINGTON            TN
   7428   SENATOBIA          MS   11227 FORT SMITH           AR
   7437   RIPLEY             MS   11228 FORT SMITH           AR
   7442   GULFPORT           MS   11230 VAN BUREN            AR
   7455   BILOXI             MS   11231 FORT SMITH           AR
   7466   ALABASTER          AL   11232 JACKSON              TN
   7482   FAYETTE            AL   11233 TOPEKA               KS
   7503   HAZLEHURST         MS   11235 TOPEKA               KS
   7542   HOUSTON            MS   11236 EMPORIA              KS
   7548   HATTIESBURG        MS   11237 TULSA                OK
   7574   FULTON             MS   11238 TULSA                OK
   7587   LAUREL             MS   11239 TULSA                OK
   7621   PITTSBURG          KS   11240 TULSA                OK
   7622   PARSONS            KS   11241 TULSA                OK
   7623   CARTHAGE           MO   11242 BROKEN ARROW         OK
   7625   JOPLIN             MO   11244 TULSA                OK
   7629   LITTLE ROCK        AR   11245 TULSA                OK
   7657   HUEYTOWN           AL   11246 MUSKOGEE             OK
   7671   MAGEE              MS   11247 JACKSON              TN
   7695   BRANDON            MS   11248 LUFKIN               TX
   7702   FOREST             MS   11249 BEAUMONT             TX
   7728   MEMPHIS            TN   11250 BEAUMONT             TX
   7753   GARDENDALE         AL   11251 BEAUMONT             TX
   7754   ELLISVILLE         MS   11252 BRIDGE CITY          TX
   7845   HALEYVILLE         AL   11253 CROCKETT             TX
   7881   MEMPHIS            TN   11254 JASPER               TX
   7897   MERIDIAN           MS   11255 LUMBERTON            TX
   7986   SPRINGFIELD        MO   11256 ORANGE               TX
   8011   GIRARD             KS   11257 ORANGE               TX
   8023   BILOXI             MS   11258 PORT ARTHUR          TX
   8026   MEMPHIS            TN   11259 SILSBEE              TX
   8117   WEST POINT         MS   11260 VIDOR                TX
   8120   ATTALLA            AL   11261 DECATUR              IL
   8210   CARTHAGE           MS   11262 DANVILLE             IL
   8218   MONROE             LA   11263 CHAMPAIGN            IL
   8219   PELL CITY          AL   11264 CHAMPAIGN            IL
   8305   GULFPORT           MS   11265 MOUNT ZION           IL
   8315   WETUMPKA           AL   11266 DECATUR              IL
   8399   FORT SCOTT         KS   11267 LINCOLN              IL
   8518   SPRINGFIELD        MO   11268 MATTOON              IL
   8519   SPRINGFIELD        MO   11269 CLINTON              IL
   8520   SPRINGFIELD        MO   11270 SULLIVAN             IL
   8521   SPRINGFIELD        MO   11271 DANVILLE             IL
   8522   TUPELO             MS   11272 SPRINGFIELD          IL
   8588   CHANUTE            KS   11274 SPRINGFIELD          IL
   8607   JOPLIN             MO   11275 SPRINGFIELD          IL
   8626   MONTGOMERY         AL   11276 SPRINGFIELD          IL
   8655   FORT SCOTT         KS   11277 CHATHAM              IL
   8669   MONROE             LA   11278 PETERSBURG           IL
   8670   PITTSBURG          KS   11279 SPRINGFIELD          IL
   8701   TUSCALOOSA         AL   11281 EVANSVILLE           IN
   8702   SAINT ROBERT       MO   11282 EVANSVILLE           IN
   8724   BIRMINGHAM         AL   11283 EVANSVILLE           IN
   8725   SPRINGFIELD        MO   11284 EVANSVILLE           IN
   8726   WEBB CITY          MO   11285 NEWBURGH             IN
   8748   MEMPHIS            TN   11286 WASHINGTON           IN
   8823   SHREVEPORT         LA   11287 PRINCETON            IN
   8824   SHREVEPORT         LA   11288 BRAZIL               IN
   8865   COLUMBUS           MS   11289 LINTON               IN
   8889   NORTH LITTLE ROCK  AR   11290 JASPER               IN
   8918   PARSONS            KS   11291 TELL CITY            IN
   8929   SPRINGFIELD        MO   11292 BLOOMFIELD           IN
   8949   MEMPHIS            TN   11293 BOONVILLE            IN
   8951   MEMPHIS            TN   11294 OWENSBORO            KY
   8952   MEMPHIS            TN   11295 OWENSBORO            KY
   8953   MEMPHIS            TN   11296 HENDERSON            KY
   8954   BARTLETT           TN   11297 MADISONVILLE         KY
   8955   MEMPHIS            TN   11298 LAKE CHARLES         LA
   8956   MEMPHIS            TN   11299 LAKE CHARLES         LA
   8958   GERMANTOWN         TN   11301 DE RIDDER            LA
   8962   MEMPHIS            TN   11302 SULPHUR              LA
   8963   MEMPHIS            TN   11303 SULPHUR              LA
   8978   MEMPHIS            TN   11304 CHAMPAIGN            IL
   9042   LITTLE ROCK        AR   11306 EVANSVILLE           IN
   9119   MONTGOMERY         AL   11307 EVANSVILLE           IN
   9121   MONTGOMERY         AL   11308 EVANSVILLE           IN
   9122   MONTGOMERY         AL   11309 OWENSBORO            KY
   9123   MONTGOMERY         AL   11310 HENDERSON            KY
   9171   CANTON             MS   11311 LAKE CHARLES         LA
   9247   TUSCALOOSA         AL   11312 LAKE CHARLES         LA
   9330   SOUTHAVEN          MS   11313 LUFKIN               TX
   9337   MILLINGTON         TN   11318 VERNON               AL
   9354   HATTIESBURG        MS   11358 JACKSONVILLE         IL
   9363   JACKSON            MS   11359 OLNEY                IL
   9366   MADISON            MS   11360 NEWTON               IL
   9368   VICKSBURG          MS   11361 RANTOUL              IL
   9383   MONTGOMERY         AL   11364 JACKSON              MS
   9384   TUSCALOOSA         AL   11369 MALVERN              AR
   9393   GREENVILLE         MS   11405 PAGE                 AZ
   9394   IUKA               MS   11406 AVON                 CO
   9395   ABERDEEN           MS   11407 BRECKENRIDGE         CO
   9396   AMORY              MS   11408 FRISCO               CO
   9401   CLINTON            MS   11409 GLENWOOD SPRINGS     CO
   9403   NEWTON             MS   11410 GLENWOOD SPRINGS     CO
   9404   PONTOTOC           MS   11411 LEADVILLE            CO
   9405   QUITMAN            MS   11412 SILVERTHORNE         CO
   9407   WAYNESBORO         MS   11426 CENTRALIA            IL
   9408   WINONA             MS   11427 CHARLESTON           IL
   9439   MERIDIAN           MS   11428 EFFINGHAM            IL
   9440   MEMPHIS            TN   11429 FLORA                IL
   9445   CLEVELAND          MS   11430 PANA                 IL
   9465   JACKSON            MS   11431 PARIS                IL
   9467   COLLIERVILLE       TN   11432 SALEM                IL
   9470   TUSCALOOSA         AL   11433 SHELBYVILLE          IL
   9514   NIXA               MO   11434 TAYLORVILLE          IL
   9543   BRANDON            MS   11435 VANDALIA             IL
   9592   HELENA             AL   11454 ELKO                 NV
   9600   SHREVEPORT         LA   11456 FALLON               NV
   9607   CENTER POINT       AL   11457 WENDOVER             NV
   9609   HUEYTOWN           AL   11458 WINNEMUCCA           NV
   9610   HOMEWOOD           AL   11459 BEAVERTON            OR
   9611   HOMEWOOD           AL   11460 BEAVERTON            OR
   9612   BIRMINGHAM         AL   11461 GLADSTONE            OR
   9613   CAHABA HEIGHTS     AL   11462 GRESHAM              OR
   9614   VESTAVIA HILLS     AL   11463 GRESHAM              OR
   9616   BIRMINGHAM         AL   11464 HILLSBORO            OR
   9618   BOSSIER CITY       LA   11465 MCMINNVILLE          OR
   9627   ONEONTA            AL   11466 PORTLAND             OR
   9628   TRUSSVILLE         AL   11467 OREGON CITY          OR
   9639   LEBANON            MO   11468 PORTLAND             OR
   9641   CORDOVA            TN   11469 PORTLAND             OR
   9761   HORN LAKE          MS   11470 PORTLAND             OR
   9779   RIDGELAND          MS   11471 PORTLAND             OR
   9785   LITTLE ROCK        AR   11472 PORTLAND             OR
   9786   NORTH LITTLE ROCK  AR   11473 PORTLAND             OR
   9789   SHERWOOD           AR   11474 PORTLAND             OR
   9791   MAUMELLE           AR   11475 PORTLAND             OR
   9803   MONTGOMERY         AL   11476 PORTLAND             OR
   9822   LITTLE ROCK        AR   11480 PORTLAND             OR
   9835   BIRMINGHAM         AL   11481 PORTLAND             OR
   9851   TUPELO             MS   11482 PORTLAND             OR
   9866   HOT SPRINGS        AR   11483 TUALATIN             OR
   9880   BIRMINGHAM         AL   11484 GATLINBURG           TN
   9881   MEMPHIS            TN   11485 GREENEVILLE          TN
   9882   HOOVER             AL   11486 JEFFERSON CITY       TN
   9900   GADSDEN            AL   11487 MORRISTOWN           TN
   9961   BESSEMER           AL   11488 MORRISTOWN           TN
   9963   LITTLE ROCK        AR   11489 NEWPORT              TN
   9985   LITTLE ROCK        AR   11490 PIGEON FORGE         TN
   10023  GADSDEN            AL   11491 ROGERSVILLE          TN
   10025  MONTGOMERY         AL   11492 SEVIERVILLE          TN
   10049  BRENT              AL   11493 TYLER                TX
   10050  SPRINGFIELD        MO   11494 TYLER                TX
   10051  FAIRFIELD          AL   11495 TYLER                TX
   10052  CORDOVA            TN   11496 CEDAR CITY           UT
   10053  WINFIELD           AL   11497 KANAB                UT
   10061  MEMPHIS            TN   11498 RICHFIELD            UT
   10062  HOLLY SPRINGS      MS   11499 SAINT GEORGE         UT
   10104  BUFFALO            MO   11501 SAINT GEORGE         UT
   10114  LEEDS              AL   11502 VANCOUVER            WA
   10235  D'IBERVILLE        MS   11503 VANCOUVER            WA
   10271  COLUMBUS           MS   11504 VANCOUVER            WA
   10303  NEVADA             MO   11505 VANCOUVER            WA
   10389  FLOWOOD            MS   11511 HATTIESBURG          MS
   10491  BIRMINGHAM         AL   11514 DETROIT LAKES        MN
   10503  PINSON             AL   11515 EAST GRAND FORKS     MN
   10517  EL DORADO          AR   11516 FERGUS FALLS         MN
   10518  LAKE PROVIDENCE    LA   11517 LUVERNE              MN
   10520  WINNSBORO          LA   11518 MOORHEAD             MN
   10521  JONESBORO          LA   11519 MOORHEAD             MN
   10522  WINNFIELD          LA   11520 WORTHINGTON          MN
   10523  DELHI              LA   11521 BEULAH               ND
   10525  WEST PLAINS        MO   11522 BISMARCK             ND
   10526  TRENTON            TN   11523 BISMARCK             ND
   10527  FORT PAYNE         AL   11524 BISMARCK             ND
   10528  FORT PAYNE         AL   11525 DEVILS LAKE          ND
   10530  ALABASTER          AL   11526 FARGO                ND
   10540  MONTEVALLO         AL   11527 FARGO                ND
   10542  TRUMANN            AR   11528 FARGO                ND
   10543  BLYTHEVILLE        AR   11529 FARGO                ND
   10544  FORREST CITY       AR   11530 FARGO                ND
   10545  OSCEOLA            AR   11531 GRAND FORKS          ND
   10546  WEST HELENA        AR   11532 GRAND FORKS          ND
   10547  BOLIVAR            TN   11533 JAMESTOWN            ND
   10548  BROWNSVILLE        TN   11534 MANDAN               ND
   10549  COVINGTON          TN   11535 MINOT                ND
   10550  MILAN              TN   11536 MINOT                ND
   10551  RIPLEY             TN   11537 MINOT                ND
   10552  DYERSBURG          TN   11538 MINOT                ND
   10553  HUMBOLDT           TN   11539 ABERDEEN             SD
   10555  ANDALUSIA          AL   11540 ABERDEEN             SD
   10556  OPP                AL   11541 BOX ELDER            SD
   10557  DEMOPOLIS          AL   11542 BROOKINGS            SD
   10558  GREENVILLE         AL   11543 CHAMBERLAIN          SD
   10559  HOPE               AR   11544 HURON                SD
   10562  TEXARKANA          AR   11545 MADISON              SD
   10563  ASHDOWN            AR   11546 MITCHELL             SD
   10564  HOMER              LA   11547 PIERRE               SD
   10565  SPRINGHILL         LA   11548 PINE RIDGE INDIAN RE SD
   10566  MANSFIELD          LA   11549 RAPID CITY           SD
   10567  MANY               LA   11550 RAPID CITY           SD
   10568  NATCHITOCHES       LA   11551 RAPID CITY           SD
   10569  IDABEL             OK   11552 RAPID CITY           SD
   10570  BROKEN BOW         OK   11553 SIOUX FALLS          SD
   10572  CARTHAGE           TX   11554 SIOUX FALLS          SD
   10573  CENTER             TX   11555 SIOUX FALLS          SD
   10574  TEXARKANA          TX   11556 SIOUX FALLS          SD
   10580  ARKADELPHIA        AR   11557 SIOUX FALLS          SD
   10581  BEEBE              AR   11558 SIOUX FALLS          SD
   10582  CABOT              AR   11559 SIOUX FALLS          SD
   10583  CAMDEN             AR   11560 SPEARFISH            SD
   10584  CLARKSVILLE        AR   11561 VERMILLION           SD
   10585  CONWAY             AR   11562 WATERTOWN            SD
   10586  DUMAS              AR   11563 WINNER               SD
   10587  FORDYCE            AR   11564 YANKTON              SD
   10588  LONOKE             AR   11634 BRECKENRIDGE         MN
   10590  MONTICELLO         AR   11852 LITTLE ROCK          AR
   10591  PINE BLUFF         AR   12003 MEMPHIS              TN
   10592  PINE BLUFF         AR   12055 FRONTENAC            KS
   10593  PRESCOTT           AR

EXHIBIT B - CONTINUED

57 Pizza Hut Units to return
prior to January 1, 2000

   11135  FAYETTEVILLE       NC   11165 FAYETTEVILLE         NC
   11136  ASHEBORO           NC   11413 DOVER                DE
   11137  ROCKINGHAM         NC   11414 DOVER                DE
   11138  FAYETTEVILLE       NC   11415 NEW CASTLE           DE
   11139  SHALLOTTE          NC   11416 NEWARK               DE
   11140  FAYETTEVILLE       NC   11417 NEWARK               DE
   11141  FAYETTEVILLE       NC   11418 NEWARK               DE
   11142  SOUTHPORT          NC   11420 REHOBOTH BEACH       DE
   11143  LAURINBURG         NC   11421 SEAFORD              DE
   11145  FAYETTEVILLE       NC   11424 WILMINGTON           DE
   11146  FAYETTEVILLE       NC   11425 WILMINGTON           DE
   11147  LUMBERTON          NC   11436 CLEMMONS             NC
   11148  FAYETTEVILLE       NC   11437 HIGH POINT           NC
   11149  LELAND             NC   11438 HIGH POINT           NC
   11150  LILLINGTON         NC   11439 HIGH POINT           NC
   11151  RED SPRINGS        NC   11440 JAMESTOWN            NC
   11152  FAYETTEVILLE       NC   11441 KERNERSVILLE         NC
   11153  ASHEBORO           NC   11442 KERNERSVILLE         NC
   11154  HOPE MILLS         NC   11443 LEXINGTON            NC
   11155  SANFORD            NC   11444 WINSTON SALEM        NC
   11156  ABERDEEN           NC   11445 WINSTON SALEM        NC
   11157  SPRING LAKE        NC   11446 WINSTON SALEM        NC
   11158  CARTHAGE           NC   11447 WINSTON SALEM        NC
   11159  FAYETTEVILLE       NC   11449 WINSTON SALEM        NC
   11160  PEMBROKE           NC   11450 WINSTON SALEM        NC
   11161  FAYETTEVILLE       NC   11451 WINSTON SALEM        NC
   11162  ELIZABETHTOWN      NC   11452 WINSTON SALEM        NC
   11163  WHITEVILLE         NC   11453 WINSTON SALEM        NC
   11164  DUNN               NC


                             ANNEX "C"

                       DISTRIBUTION MARK-UP

Landed Cost (as defined in Section 2) plus a markup of 8.9% of the Landed Cost. The pricing in this Agreement is effective November
1, 1998; however, the cheese pricing is not effective until January 1, 1999.

EXCEPTIONS

     Produce:            $.95 per case.
                         The per case price on Produce will be
                         adjusted annually to reflect cumulative
                         changes to the CPI. However, no changes will be made until the CPI has increased by 4% and the annual increase will be capped at 3% per year.

     National Soft
     Drinks:             National Pizza Hut price.

     Smallwares:         Current Pricing

     Promotional Items:  10% markup with cap of $7.50 per case.

     Cheese: The mark-up on cheese shall be capped at $2.00 per case.

PROMPT PAY DISCOUNT

     Payment Term                  Discount

     23 days                       .2%

     16 days                       .4%

     9 days                        .6%

     2 days                        .8%

     Franchisee must designate its desired terms, payment must be made via ACH, and the discount shall be deducted from the invoice.. No prompt pay discounts will be allowed to customers on C.O.D. or payment terms due to past due balances.

     Delivery Incentive                      Per Case Credit

          > 130 Cases per Delivery; or            .5%
          One delivery per week

     The drop size will be calculated for each PIZZA HUT Retail
     Outlet each calendar quarter on an average basis (not a per drop basis) and shall be applied during the following quarter.



PIZZA HUT RETAIL OUTLETS PURCHASED FROM TRICON


     If Franchisee acquires Pizza Hut restaurants from Tricon or one of its subsidiaries during the term of this Agreement, including renewals, the pricing matrix listed below will apply.

     The pricing matrix will only apply during the term of this Agreement and any renewals. If Franchisee terminates this Agreement prior to December 31, 2004 or does not renew this Agreement until December 31, 2004, all of the terms of the new Agreement dated January 1, 1999 between Distributor and Tricon will be applied to each Pizza Hut Retail Outlet purchased from Tricon or one of its subsidiaries after November 1, 1998.


     Pizza Hut Retail Outlets
     acquired from:                 Mark-up percentage:

     January 1, 1999-December 31,   9.7% thru Dec. 31, 2000
     2000                           9.5% Jan. 1, 2001 - Dec. 31,
                                    2002
                                    9.3% Jan. 1, 2003 - Dec. 31,
                                    2004

     January 1, 2001-December 31,   9.5% Jan. 1, 2001 - Dec. 31,
     2002                           2002
                                    9.3% Jan. 1, 2003 - Dec. 31,
                                    2004

     January 1, 2003-December 31,   9.3% Jan. 1, 2003 - Dec. 31,
     2004                           2004


COMPETITIVE CLAUSE

     Distributor agrees that during the term of this Agreement the "net pricing" available to Franchisee will be as good or better than the "net pricing" available to any other Pizza Hut franchisee. "Net pricing" is defined as the composite of the percentage mark-up or per case distribution fee, prompt pay discount, drop size discount or other contract terms which make lower prices available. "Net pricing" will be determined by the contract terms and not whether Franchisee or other Pizza Hut franchisees actually take advantage of the prompt pay discount, drop size discount or other performance based price reductions.


                             ANNEX "D"

                   ESSENTIAL PIZZA HUT PRODUCTS

                  ITEM     DESCRIPTION
                  05065    Cheese
                  04192    M - Pepperoni
                  03491    Premix - Pan
                  04195    M - Italian Sausage
                  04193    M - Beef Topping
                  06787    Box - 14" Edge
                  03421    Concentrate - Pizza, SE
                  06786    Box - 12" Edge
                  03476    Disk - HTT 14"
                  03009    Oil - Vegetable (PH)
                  03497    Premix - Thin/T - Decker
                  03412    Disk - HTT 12"
                  03356    Disk Pan 6"



                             ANNEX "E"

             SERVICE LEVEL REQUIREMENTS AND REPORTING

                          Order Fill Rate

The Order Fill Rate shall be presented in the form attached to this Annex E. Order Fill Rate shall be computed as follows with respect to each of Distributor's Distribution Centers servicing the Franchisee's PIZZA HUT Retail Outlets:

     Total Cases Ordered for the period

     Less Operations Errors as follows:
          -Warehouse Outs (Distributor could not find product in slot)
          -Damages (products arriving at PIZZA HUT Retail Outlet in damaged state)
          -Mispicks (e.g. ordered apples, received oranges with apples sticker)
          -Short on Truck (Item on invoice but driver could not locate)
          -Overlooked (Item found in truck after delivery with ticker for the account)
          =Subtotal operations errors

     Less Purchasing Errors as follows:
          -Gross Out of Stocks (Items where sufficient quantity did not exist in DC to fulfill order
          -Substitutions (not to include items which were ordered but discontinued)
          =Subtotal purchasing errors

     = Total Orders Correctly Filled

Total Orders Correctly Filled for a period divided by Total Cases Ordered for the same period equals the Order Fill Rate for such period. Distributor may choose to show errors attributable to customer as shown in example 1 of Annex E. Distributor agrees to maintain a monthly order fill rate during the term of this Agreement equal to or greater than 99% for each of Distributor's Distribution Centers servicing the Franchisee's PIZZA HUT Retail Outlets.

                        On-Time Deliveries

An on-time delivery is a delivery which occurs +/- one (1) hour from the mutually agreed upon delivery schedule. Distributor agrees to maintain a monthly on-time delivery rate during the term of this Agreement equal to or greater than 80% for each of Distributor's Distribution Centers servicing the Franchisee's PIZZA HUT Retail Outlets.

                           Clean Invoice

A clean invoice is defined as one where the customer received 100% of the products they ordered and the delivery was made within the mutually agreed delivery window. Distributor agrees to maintain a monthly clean invoice rate during the term of this Agreement equal to or greater than 80% for each of Distributor's Distribution Centers servicing the Franchisee's PIZZA HUT Retail Outlets.


                              ANNEX E

                              Example

Month of:                May 1998
Total Cases Ordered:               45090

Operations:
                                        Short             Total
          Warehouse                     on    Overlooked  Opera-
          Outs      Damages  Mispicks   Truck /Returned   tions
   Cases     6         18       28       31       13       96
           0.013%    0.040%   0.062%   0.069%   0.029%    0.213%

Purchasing:
                                                  Total
                 Out of Stocks   Substitutions    Purchasing
   Cases              27              5              32
                    0.060%         0.011%          0.071%

TOTAL DISTRIBUTION CENTER

     Operations            96
     Purchasing            32
     Grand Total          128
                       0.284%


Fill Rate:            99.716%

Customer:

     Over Ordered             Wrong Item Ordered

           15                          17
       0.033%                      0.038%


Overall Fill Rate:  99.645%